As filed with the Securities and Exchange Commission on July 31, 2025
Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________________
KFORCE INC.
(Exact name of registrant as specified in its charter)
_______________________________________

FLORIDA	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 ASSEMBLY DRIVE SUITE 500, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

KFORCE INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
_______________________________________
JOSEPH J. LIBERATORE
KFORCE INC.
1150 Assembly Drive Suite 500, Tampa, Florida 33607
(Name and address of agent for service)
(813) 552-5000
(Telephone number, including area code, of agent for service)
_______________________________________
Copies of all communications to:
JENNIFER L. SMAYDA, ESQ.
General Counsel
KFORCE INC.
1150 Assembly Drive Suite 500,
Tampa, Florida 33607
(813) 552-5000
and
MICHAEL M. MILLS, ESQ.
HOLLAND & KNIGHT LLP
100 North Tampa Street, Suite 4100
Tampa, Florida 33602
(813) 227-8500
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE
Kforce Inc. (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 4, 2010 (File No. 333-168526) (“the Original Registration Statement”). The Original Registration Statement registered 3,000,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the Kforce Inc. 2009 Employee Stock Purchase Plan (the “ESPP”).
The Registrant is no longer issuing securities under the ESPP. This Post-Effective Amendment No. 1 is being filed in order to deregister all shares that were registered under the Original Registration Statement and remain unissued under the ESPP.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 31, 2025.

KFORCE INC.

Date: July 31, 2025	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore President and Chief Executive Officer, Director
Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.